UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1516 S. Bundy Drive, Suite 200, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INTG	NASDAQ CAPITAL MARKET

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the Shareholders, for the year ended June 30, 2024 of The InterGroup Corporation (the “Company”) was held on May 19, 2025 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California.

The final tabulation of the votes follows:

Proposal (1) – Election of two Class A Directors to serve until the fiscal 2027 Annual Meeting:

Nominee	For	Withheld	Broker Non-Votes

John V. Winfield	1,548,054	1,818	166,973
Steve H. Grunwald	1,544,296	5,576	166,973

Proposal (2) – Ratification of the Appointment of WithumSmith+Brown PC as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2025:

Votes For	Against	Abstain	Broker Non-Votes

1,712,859	2,525	1,461	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: May 22, 2025	By:	/s/ Ann Marie Blair
Principal Financial Officer